Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2025, relating to the financial statements of Pattern Group Inc. appearing in the Registration Statement No. 333-289810 on Form S-1, as amended.
/s/ Deloitte & Touche LLP
Salt Lake City, Utah
September 18, 2025